UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 16, 2018

LINDSAY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13419	47-0554096
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2222 North 111th Street
Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

                            (402) 829-6800

(Registrant’s telephone number, including area code)

                            Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2019 Management Incentive Plan

On October 16, 2018, the Compensation Committee of the Board of Directors of Lindsay Corporation (the “Company”) adopted the Management Incentive Plan for the Company’s fiscal year ending August 31, 2019 (the “2019 MIP”) under which the Company’s senior officers can earn annual cash incentive awards.  Each current senior officer who will be a named executive officer in the Company’s proxy statement for its December 2018 annual meeting is a participant in the 2019 MIP.

The 2019 MIP establishes target bonus amounts for each participating officer ranging from 40% to 100% of such officer’s base salary.  Participants are eligible for awards of between 0% and 200% of their target bonus depending on the achievement of certain Company financial performance criteria and strategic goal performance criteria.  The Company financial performance component and strategic goal performance component are weighted as 80% and 20% of the overall performance criteria for each participant, respectively.  The Company financial performance component is based on achieving stated goals for fiscal 2019 revenue and operating margin percentage, with target bonuses for these subcomponents keyed to the Company’s fiscal 2019 operating budget.  For certain officers, the Company financial performance component also includes additional subcomponents relating to a specific market segment or operational area over which those officers have direct responsibility or control.  The amount of bonus awarded under the strategic goal performance component is dependent upon demonstrated improvement in the Company’s organizational health relative to a benchmark of other companies, based on the results of a survey to be administered by a third-party consultant.

Indemnification Agreement

On October 17, 2018, the Board of Directors of the Company approved an amended and restated form of indemnification agreement to be entered into with each of the Company’s directors and officers (the “Indemnification Agreement”).  The Indemnification Agreement has been updated to reflect developments in case law and practices in this area, including the provision for mandatory advancement of reasonable expenses (subject to limited exceptions) incurred by indemnitees in various legal proceedings in which they may be involved by reason of their service as directors and officers.  The new Indemnification Agreement will replace the existing indemnification agreements in place with the Company’s directors and officers.

This summary of the amendments does not purport to be complete and is subject to and qualified in its entirety by reference to the complete copy of the Indemnification Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2018, the Board of Directors of the Company adopted certain amendments to the By-Laws of the Company (i) to clarify that the Board of Directors may, in its sole discretion, determine that stockholder meetings may be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of Delaware, (ii) to remove the default prescription that, unless adjusted by the Board of Directors, an annual meeting of stockholders be held on the fourth Tuesday in January of each year, (iii) to provide the Board of Directors with flexibility as to when to hold an annual meeting of the Board of Directors for purposes of electing officers, and (iv) to clarify, for the avoidance of doubt, that the prohibitions on personal loans or extensions of credit from the Company to any director or officer shall not restrict the Company from providing, or entering into an agreement with respect to providing, indemnification or advancement of expenses to any director or officer as permitted by Section 145 of the General Corporation Law of Delaware.

This summary of the amendments does not purport to be complete and is subject to and qualified in its entirety by reference to the complete copy of the Amended and Restated By‑Laws of the Company, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

3.1	Amended and Restated By-Laws of the Company.
10.1	Form of Indemnification Agreement between the Company and its Officers and Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2018	LINDSAY CORPORATION
	By:	/s/ Brian L. Ketcham
Brian L. Ketcham, Vice President and Chief Financial Officer